SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
_____________________________________

Date of report (Date of earliest event reported): December 18, 2009

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 18, 2009, USA Technologies, Inc. (the “Company”) and its directors filed in the United States District Court for the Eastern District of Pennsylvania an Answer, Affirmative Defenses, and Counterclaims in the action entitled Bradley M. Tirpak and Craig W. Thomas d/b/a Shareholder Advocates For Value Enhancement vs. USA Technologies, Inc., et al., Civil Action No. 09-5920 (the “Counterclaim”).

In the Counterclaim, the Company alleges that Bradley M. Tirpak and Craig W. Thomas, the members of Shareholder Advocates for Value Enhancement (the “Dissidents”), have committed numerous violations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with their solicitation of proxies for the Annual Meeting of Shareholders of the Company (“Annual Meeting”), which was originally scheduled for December 15, 2009 and which was postponed by the Company to June 15, 2010. In the Counterclaim, the Company alleges that the actions of the Dissidents have prevented a fair shareholder vote and requests that any votes obtained by the Dissidents be declared null and void by the Court.

In Count I of the Counterclaim, the Company alleges that the Dissidents made a solicitation for a proxy to more than ten persons without having filed a proxy statement with the Securities and Exchange Commission (the “SEC”), in violation of Section 14(a) of the Exchange Act and the Rules promulgated thereunder.

In Count II of the Counterclaim, the Company alleges that the Dissidents made numerous false and/or misleading statements of material fact, and/or omissions of material fact, in their various written proxy solicitations, including their proxy statement, press releases, and in the written presentation that was utilized by the Dissidents but that was never filed with the SEC. The Counterclaim alleges that the foregoing was in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder.

In Count III of the Counterclaim, the Company alleges that the Dissidents violated Section 13(d) of the Exchange Act because, in connection with the proposed vote for their director candidates, the Dissidents formed a “group” with other large shareholders that, collectively, held more than five percent of the Company’s shares, but the Dissidents did not file a Schedule 13D with the SEC as required. Specifically, the Company alleges that the Dissidents formed such a “group” with other large shareholders of the Company.

The Company’s Counterclaims seek, among other things, a declaration by the Court that any and all votes that the Dissidents have obtained on the basis of their proxy solicitations be declared null and void, and directing that the Annual Meeting, at which a new vote for the director candidates would take place, be held on June 15, 2010, as scheduled by the Board of Directors, with a new record date consistent with such meeting date.

The exhibits to the Amended Complaint and the Answer, Affirmative Defenses, and Counterclaims are not being filed herewith but will be provided upon request.

In a press release dated December 21, 2009, the Company announced the filing of its Answer, Affirmative Defenses, and Counterclaims. The press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Amended Complaint

Exhibit 99.2	Answer and Affirmative Defenses of Defendants to Plaintiffs’ Amended Complaint, and Counterclaims of Defendant USA Technologies, Inc.

Exhibit 99.3	Press release dated December 21, 2009

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: December 21, 2009	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

99.1	Amended Complaint

99.2	Answer and Affirmative Defenses of Defendants to Plaintiffs’ Amended Complaint, and Counterclaims of Defendant USA Technologies, Inc.

99.3	Press release dated December 21, 2009